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           OPINION OF HELLER EHRMAN WHITE & MCAULIFFE LLP            EXHIBIT 5.1

August 17, 2001

                                                             Main (650) 324-7000
                                                              Fax (650) 324-0638

Exponent, Inc.
149 Commonwealth Drive
Menlo Park, California  94025

                       Registration Statement on Form S-8
                       ----------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Exponent, Inc., a Delaware corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") which the Company proposes to file with the Securities and Exchange Commission on or about August 17, 2001, for the purpose of registering under the Securities Act of 1933, as amended, 1,053,000 shares of its Common Stock (the "Shares"). Of the Shares, 195,000 are issuable pursuant to an increase in shares authorized under the Employee Stock Purchase Plan, 200,000 are issuable pursuant to an increase in shares authorized under the 1998 Nonstatutory Stock Option Plan, 395,000 are issuable pursuant to an increase in shares authorized under the 1999 Stock Option Plan, and 263,000 are issuable pursuant to an increase in shares authorized under the Restricted Stock Award Plan (collectively, the "Plans").

     In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

     A. The Certificate of Incorporation of the Company, as amended to date, certified by the Secretary of State of the State of California as of August 15, 2001 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     B. The Bylaws of the Company, as amended to date, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

     C. A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and stockholders of the Company relating to the adoption and approval of the Plans, and (ii) certifying as to certain factual matters;

     D. The transfer agent of the Company, as to the number of shares of common stock of the Company outstanding as of August 14, 2001;

     E.   The Form of Restricted Stock Award Agreement (the "Award Agreement");
          and

     F.   The Plans.

     This opinion is limited to the federal laws of the United States of America and the Delaware General Corporation law. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body or as to any related judicial or administrative opinion.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and assuming that (i) the Registration Statement becomes and remains

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effective during the period when the Shares are offered, issued and, if applicable, sold, (ii) the Shares to be sold are issued in accordance with the terms of the Plans, (iii) the Company receives the full consideration for the Shares as stated in the Plans and the Award Agreement, (iv) the consideration per share for each share includes payment of cash or other lawful consideration at least equal to the par value of the Company's Common Stock, and (v) all applicable securities laws are complied with, it is our opinion that the Shares covered by the Registration Statement, when issued and sold by the Company, after payment therefor in the manner provided in the applicable Plan and the Registration Statement, will be legally issued, fully paid and nonassessable.

     This opinion is rendered to you in connection with the Registration Statement and is solely for your benefit. This opinion may not be relied upon by you for any other purpose, or relied upon by any other person, firm, corporation or other entity for any purpose, without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we may become aware, after the date of this opinion.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,

                               /s/ Heller Ehrman White & McAuliffe LLP